UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 17, 2010
Date of Report (Date of earliest event reported)

DENARII RESOURCES INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53389	98-0491567
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

711 S. Carson Street, Ste # 4 Carson City, Nevada	89701
(Address of principal executive offices)	(Zip Code)

949-335-5159
Registrant’s telephone number, including area code

502 E. John Street Carson City, Nevada 89706
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective on August 12, 2010, the Board of Directors of American Exploration Corporation, a Nevada corporation (the "Company"), accepted the consent of Dr. Stewart A. Jackson as the Pesident/Chief Executive Officer, Secretary, Treasurer/Chief Financial Officer and as a director of the Company. Therefore, as of the date of this Current Report, the Board of Directors consists of Glen Soler and Dr. Stewart Jackson.

Biography

Dr. Stewart Jackson.  During the past forty years, Dr. Jackson has been involved in the mining industry as a mining professional with experience in the exploration and development of mineral deposits and management of public companies. Dr. Jackson has been involved in multiple mineral discoveries and evaluations. During the 1970s, Dr. Jackson was instrumental in the exploration and development by Cominco American Incorporation (now Teck-Corp.) of the Red Dog zinc-lead deposits in western Alaksa. Currently, Red Dog produces over 10% of the world production of zinc from the Red Dog zinc resource field. Subsequently, Dr. Jackson was the exploration manager for Houston Oil and Minerals Corporation during the discovery and development of the Manhattan, South Mccoy and Borealis gold deposits in the State of Nevada. During the 1980s, Dr. Jackson, through his public company, Crown Resource Corporation, made multiple discoveries of gold in the Republic District of the State of Washington totaling to date approximately 4,500,000 ounces and which continues to be currently produced by Kinross Gold Corporation. Subsequently, Dr. Jackson was instrumental in the advancement of the Turnagain nickel sulphide deposit of northern British Columbia, Canada, held by Hard Creek Nickel Corporation, from the state of being a prospect to the billion tonne resource category. During the 2000s, Dr. Jackson has been involved in the delineation of a major uranium, molybdenum, nickel and vanadium resource in Sweden on properties held by Continental Precious Minerals Inc. These properties contain a significant uranium resource exceeding 1,000,000,000 pounds of uranium oxide, over 15,000,000,000 pounds of vanadium, over 900,000,000 pounds of molybdenum and over 800,000,000 pounds of nickel with current drilling continuing to expand the resource.

Dr. Jackson has authored and co-authored a number of scientific publications, is a member of several scientific and professional organizations, and holds a Professional Geologist ( P. Geol.) Registration in the Province of Alberta, Canada. He holds a Bachelor of Science degree in Geology from the University of Western Ontario, a Master of Science degree in Stratigraphy and Mineral Deposits from the University of Toronto, and a Ph.D in Stratigraphy and Economic Geology from the University of Alberta.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENARII RESOURCES INC.

	By:	/s/ Glenn Soler
DATE: August 17, 2010		Name: Glenn Soler Title: Director